News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2016

Boston, MA, May 25, 2016 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.48 for the second quarter of fiscal 2016, a decrease of 17 percent from $0.58 of earnings per diluted share in the in the second quarter of fiscal 2015 and a decrease of 4 percent from $0.50 of earnings per diluted share in the first quarter of fiscal 2016.

The Company reported adjusted earnings per diluted share(1) of $0.48 for the second quarter of fiscal 2016, a decrease of 17 percent from $0.58 of adjusted earnings per diluted share in the second quarter of fiscal 2015 and a decrease of 6 percent from $0.51 of adjusted earnings per diluted share in the first quarter of fiscal 2016. Adjusted earnings per diluted share differed from GAAP earnings per diluted share by $0.01 in the first quarter of fiscal 2016 due to an increase in the estimated redemption value of non-controlling interest in affiliates redeemable at other than fair value.

Net income and gains (losses) on seed capital investments contributed $0.02 and $0.01 per diluted share in the second quarter of fiscal 2016 and the first quarter of fiscal 2016, respectively, and were negligible in the second quarter of fiscal 2015.

Consolidated net inflows of $2.1 billion in the second quarter of fiscal 2016 represent a 3 percent annualized internal growth rate (consolidated net inflows divided by beginning of period consolidated assets under management). For comparison, the Company had consolidated net inflows of $6.8 billion in the second quarter of fiscal 2015 and $5.3 billion in the first quarter of fiscal 2016.

“Eaton Vance’s second quarter operating results were adversely affected by lower revenue,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Favorable market performance and positive organic revenue growth in the second quarter position the Company for improved results going forward.”

Consolidated assets under management were $318.7 billion on April 30, 2016, up 2 percent from the $311.0 billion of consolidated managed assets on April 30, 2015 and up 5 percent from the $302.6 billion of consolidated managed assets on January 31, 2016. The year-over-year increase in consolidated assets under management reflects net inflows of $15.9 billion and market price declines of $8.3 billion. The sequential increase in consolidated assets under management reflects net inflows of $2.1 billion and market price appreciation of $14.0 billion.

Average consolidated assets under management were $309.5 billion in the second quarter of fiscal 2016, up 2 percent from $303.4 billion in the second quarter of fiscal 2015 and substantially unchanged from $308.3 billion in the first quarter of fiscal 2016.

____________________

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees, payments to end closed-end fund service and additional compensation arrangements, and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements. See reconciliation provided in Attachment 2 for more information on adjusting items.

Excluding performance-based fees, annualized effective investment advisory and administrative fee rates on consolidated assets under management averaged 35.8 basis points in the second quarter of fiscal 2016, down 10 percent from 39.6 basis points in the second quarter of fiscal 2015 and down 2 percent from 36.7 basis points in the first quarter of fiscal 2016.  The decline in average advisory and administrative fee rates primarily reflects shifts in the Company’s mix of business and, for the sequential quarterly comparison, fewer days in the second fiscal quarter.

Attachments 5 and 6 summarize the Company’s asset flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized investment advisory and administrative fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $27.8 billion in the second quarter of fiscal 2016, down 8 percent from $30.2 billion in the second quarter of fiscal 2015 and a decrease of 9 percent from $30.6 billion in the first quarter of fiscal 2016. Consolidated redemptions and other outflows were $25.7 billion in the second quarter of fiscal 2016, up 10 percent from $23.4 billion in the second quarter of fiscal 2015 and up 2 percent from $25.3 billion in the first quarter of fiscal 2016.

As of April 30, 2016, the Company’s 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $14.2 billion of client assets, down 9 percent from $15.6 billion of managed assets on April 30, 2015 and up 9 percent from $13.1 billion of managed assets on January 31, 2016. Hexavest-managed funds and separate accounts had net outflows of $0.3 billion in the second quarter of fiscal 2016, $0.2 billion in the second quarter of fiscal 2015 and $0.2 billion in the first quarter of fiscal 2016. Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	April 30,	January 31,	April 30,
	2016	2016	2015

Revenue	$323,290	$331,556	$351,664
Expenses	227,522	230,931	229,443
Operating income	95,768	100,625	122,221

Operating margin	29.6%	30.3%	34.8%

Non-operating income (expense)	7,479	(3,059)	(5,389)
Income taxes	(36,169)	(36,843)	(43,896)
Equity in net income of affiliates, net of tax	2,377	2,509	2,957
Net income	69,455	63,232	75,893
Net income attributable to non-controlling
and other beneficial interests	(14,488)	(4,846)	(5,509)
Net income attributable to
Eaton Vance Corp. shareholders	$54,967	$58,386	$70,384
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$54,967	$58,519	$70,381

Earnings per diluted share	$0.48	$0.50	$0.58

Adjusted earnings per diluted share(1)	$0.48	$0.51	$0.58

Second Quarter Fiscal 2016 vs. Second Quarter Fiscal 2015

In the second quarter of fiscal 2016, revenue decreased 8 percent to $323.3 million from $351.7 million in the second quarter of fiscal 2015. Investment advisory and administrative fees were down 8 percent, as lower average effective fee rates more than offset a 2 percent increase in average consolidated assets under management. Distribution and service fee revenues collectively were down 9 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses decreased 1 percent to $227.5 million in the second quarter of fiscal 2016 from $229.4 million in the second quarter of fiscal 2015. Increases in compensation, amortization of deferred sales commissions and other operating expenses were offset by lower distribution, service fee and fund-related expenses. The increase in compensation expense reflects higher salaries and benefits, stock-based compensation and other compensation costs, and lower operating-income based bonus accruals and sales-based incentives. The increase in amortization of deferred sales commissions largely reflects higher private fund sales commission amortization. Other operating expenses increased 5 percent, reflecting higher travel, information technology, professional services, facilities and other corporate expenses. The decrease in distribution expense primarily reflects reduced fund asset-based distribution fees. The decrease in service fee expense reflects lower average assets under management in fund share classes subject to service fee payments. The decrease in fund-related expenses primarily reflects lower subadvisory fees and a decrease in fund expenses borne by the Company on funds for which it earns an all-in fee.

Expenses in connection with the Company’s NextShares™ initiative totaled approximately $1.9 million in the second quarter of fiscal 2016, an increase of 3 percent from $1.8 million in the second quarter of fiscal 2015.

The Company introduced Eaton Vance Stock NextShares as the first NextShares fund in late February and added two additional NextShares funds at the end of March, Eaton Vance Global Income Builder NextShares and Eaton Vance TABS 5-to-15 Year Laddered Municipal Bond NextShares. Subsequent to quarter-end, the Company and Interactive Brokers Group, Inc., an automated global electronic broker and market maker, announced plans for Interactive Brokers Group, Inc. to offer NextShares to retail investors and financial professionals through its investing and trading platforms.

Operating income was down 22 percent to $95.8 million in the second quarter of fiscal 2016 from $122.2 million in the second quarter of fiscal 2015. Operating margin decreased to 29.6 percent in the second quarter of fiscal 2016 from 34.8 percent in the second quarter of fiscal 2015.

Non-operating income totaled $7.5 million in the second quarter of fiscal 2016 compared to non-operating expense of $5.4 million in the second quarter of fiscal 2015. The year-over-year change primarily reflects a $9.4 million increase in income (expense) of the Company’s consolidated collateralized loan obligation (“CLO”) entities and an increase of $3.4 million in gains (losses) and other investment income related to the Company’s investments in sponsored products.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 35.0 percent in the second quarter of fiscal 2016. Excluding the impact of consolidated CLO entity income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was 38.7 percent for the quarter.

Equity in net income of affiliates decreased to $2.4 million in the second quarter of fiscal 2016 from $3.0 million in the second quarter of fiscal 2015. Equity in net income of affiliates in the second quarter of fiscal 2016 included $2.2 million from the Company’s position in Hexavest and $0.2 million from a private equity partnership in which the Company invests. Equity in net income of affiliates in the second quarter of fiscal 2015 included $2.6 million from the Company’s position in Hexavest and $0.4 million from the private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $14.5 million in the second quarter of fiscal 2016 compared to $5.5 million in the second quarter of fiscal 2015.

Second Quarter Fiscal 2016 vs. First Quarter Fiscal 2016

In the second quarter of fiscal 2016, revenue decreased 2 percent to $323.3 million from $331.6 million in the first quarter of fiscal 2016. Investment advisory and administrative fees were down 2 percent, primarily reflecting fewer fee days in the quarter. Distribution and service fee revenues collectively decreased 5 percent, reflecting lower managed assets in fund share classes that are subject to these fees and fewer fee days in the quarter.

Operating expenses decreased 1 percent in the second quarter of fiscal 2016 from the first quarter of fiscal 2016. Lower compensation expense reflects reduced operating income-based bonus accruals, partly offset by an increase in sales-based incentives. Lower distribution expense reflects reduced fund asset-based distribution fees. The decrease in service fee expense reflects lower average assets under management in fund share classes subject to service fee payments. The decrease in fund-related expenses primarily reflects a reduction in fund subsidies and lower fund expenses borne by the Company on funds for which it earns an all-in fee.  Other operating expenses were substantially unchanged, as increases in travel and professional services expenses were offset by reduced facilities, information technology and other corporate expenses.

NextShares-related expenses increased 5 percent to $1.9 million in the second quarter of fiscal 2016 from $1.8 million in the first quarter of fiscal 2016.

Operating income was down 5 percent to $95.8 million in the second quarter of fiscal 2016 from $100.6 million in the first quarter of fiscal 2016. Operating margin decreased to 29.6 percent in the second quarter of fiscal 2016 from 30.3 percent in the first quarter of fiscal 2016.

Non-operating income totaled $7.5 million in the second quarter of fiscal 2016 compared to $3.1 million of non-operating expense in the first quarter of fiscal 2016, reflecting a $0.9 million improvement in gains (losses) and other investment income related to the Company’s investments in sponsored products and a $9.6 million increase in income (expense) of the Company’s consolidated CLO entity.

Equity in net income of affiliates decreased to $2.4 million in the second quarter of fiscal 2016 from $2.5 million in the first quarter of fiscal 2016. In the second quarter of fiscal 2016, equity in net income of affiliates included $2.2 million from the Company’s position in Hexavest and $0.2 million of net income in a private equity partnership in which the Company invests. In the first quarter of fiscal 2016, substantially all of the Company’s equity in net income of affiliates was attributable to the Company’s position in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $14.5 million in the second quarter of fiscal 2016 compared to $4.8 million in the first quarter of fiscal 2016.

Balance Sheet Information

Cash and cash equivalents totaled $351.2 million on April 30, 2016, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $81.5 million of holdings of short-term debt securities with maturities between 90 days and one year. During the first six months of fiscal 2016, the Company used $144.1 million to repurchase and retire approximately 4.4 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 5.9 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the six months ended April 30, 2016. To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. Second Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, eatonvance.com. Listeners to the telephone call-in replay must enter the conference ID number 6911999.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2016	Q2 2016
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2016	2016	2015	Q1 2016	Q2 2015	2016	2015	Change
Revenue:

Investment advisory and administrative fees	$276,883	$283,042	$300,624	(2)%	(8)%	$559,925	$602,437	(7)%
Distribution and underwriter fees	18,275	19,058	20,048	(4)	(9)	37,333	41,084	(9)
Service fees	25,794	27,259	28,461	(5)	(9)	53,053	58,308	(9)
Other revenue	2,338	2,197	2,531	6	(8)	4,535	4,765	(5)
Total revenue	323,290	331,556	351,664	(2)	(8)	654,846	706,594	(7)
Expenses:

Compensation and related costs	121,519	122,510	120,075	(1)	1	244,029	240,267	2
Distribution expense	28,239	28,483	30,082	(1)	(6)	56,722	136,349	(58)
Service fee expense	23,610	24,595	26,358	(4)	(10)	48,205	54,138	(11)
Amortization of deferred sales commissions	3,957	4,044	3,692	(2)	7	8,001	7,420	8
Fund-related expenses	8,031	9,163	8,932	(12)	(10)	17,194	17,638	(3)
Other expenses	42,166	42,136	40,304	-	5	84,302	78,001	8
Total expenses	227,522	230,931	229,443	(1)	(1)	458,453	533,813	(14)
Operating income	95,768	100,625	122,221	(5)	(22)	196,393	172,781	14
Non-operating income (expense):
Gains and other investment
income, net	3,789	2,840	347	33	992	6,629	3,149	111
Interest expense	(7,340)	(7,342)	(7,337)	-	-	(14,682)	(14,673)	-
Other income (expense) of consolidated
collateralized loan obligation
("CLO") entities:
Gains and other investment
income, net	13,908	3,279	2,212	324	529	17,187	3,513	389
Interest expense	(2,878)	(1,836)	(611)	57	371	(4,714)	(1,805)	161
Total non-operating income (expense)	7,479	(3,059)	(5,389)	NM	NM	4,420	(9,816)	NM

Income before income taxes and equity
in net income of affiliates	103,247	97,566	116,832	6	(12)	200,813	162,965	23
Income taxes	(36,169)	(36,843)	(43,896)	(2)	(18)	(73,012)	(60,666)	20
Equity in net income of affiliates, net of tax	2,377	2,509	2,957	(5)	(20)	4,886	6,103	(20)
Net income	69,455	63,232	75,893	10	(8)	132,687	108,402	22
Net income attributable to non-controlling
and other beneficial interests	(14,488)	(4,846)	(5,509)	199	163	(19,334)	(9,015)	114
Net income attributable to
Eaton Vance Corp. Shareholders	$54,967	$58,386	$70,384	(6)	(22)	$113,353	$99,387	14

Earnings per share:
Basic	$0.50	$0.52	$0.61	(4)	(18)	$1.02	$0.85	20
Diluted	$0.48	$0.50	$0.58	(4)	(17)	$0.99	$0.82	21

Weighted average shares outstanding:
Basic	110,459	111,641	114,415	(1)	(3)	110,852	114,326	(3)
Diluted	113,667	114,603	119,730	(1)	(5)	114,308	119,548	(4)

Dividends declared per share	$0.265	$0.265	$0.250	-	6	$0.530	$0.500	6

						Attachment 2

Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2016 vs.	Q2 2016 vs.	April 30,	April 30,	%
(in thousands, except per share figures)	2016	2016	2015	Q1 2016	Q2 2015	2016	2015	Change

Net income attributable to Eaton
Vance Corp. shareholders	$54,967	$58,386	$70,384	(6)%	(22)%	$113,353	$99,387	14%

Non-controlling interest value adjustments	-	133	(3)	NM	NM	133	197	(32)

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax(1)	-	-	-	-	-	-	44,895	NM

Adjusted net income attributable
to Eaton Vance Corp. shareholders	$54,967	$58,519	$70,381	(6)	(22)	$113,486	$144,479	(21)

Earnings per diluted share	$0.48	$0.50	$0.58	(4)	(17)	$0.99	$0.82	21

Non-controlling interest value adjustments	-	0.01	-	NM	-	-	-	-

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	-	-	-	-	-	0.37	NM

Adjusted earnings per diluted share	$0.48	$0.51	$0.58	(6)	(17)	$0.99	$1.19	(17)

(1) Reflects a $73.0 million payment to end certain fund services and additional compensation arrangements for certain Eaton Vance closed-end funds, net of the associated impact to taxes of $28.1 million.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2016 vs.	Q2 2016 vs.	April 30,	April 30,	%
(in thousands)	2016	2016	2015	Q1 2016	Q2 2015	2016	2015	Change

Consolidated funds	$493	$(509)	$315	NM %	57%	$(16)	$(199)	(92)%

Majority-owned subsidiaries	3,206	3,310	3,903	(3)	(18)	6,516	7,676	(15)

Non-controlling interest value adjustments	-	133	(3)	NM	NM	133	197	(32)

Consolidated CLO entities	10,789	1,912	1,294	464	734	12,701	1,341	847

Net income attributable to non-controlling
and other beneficial interests	$14,488	$4,846	$5,509	199	163	$19,334	$9,015	114

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,
	2016	2015
Assets

Cash and cash equivalents	$351,161	$465,558
Investment advisory fees and other receivables	169,352	187,753
Investments	532,413	507,020
Assets of consolidated CLO entity:
Cash and cash equivalents	16,009	162,704
Bank loan investments	385,177	304,250
Other assets	2,949	128
Deferred sales commissions	25,782	25,161
Deferred income taxes	31,659	42,164
Equipment and leasehold improvements, net	46,002	44,943
Intangible assets, net	51,084	55,433
Goodwill	248,091	237,961
Loan to affiliate	5,000	-
Other assets	56,076	83,396
Total assets	$1,920,755	$2,116,471

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$87,673	$178,875
Accounts payable and accrued expenses	63,058	65,249
Dividend payable	33,337	32,923
Debt	573,889	573,811
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	384,224	397,039
Other liabilities	8,253	70,814
Other liabilities	67,089	86,891
Total liabilities	1,217,523	1,405,602
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	87,583	88,913
Total temporary equity	87,583	88,913

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 415,078 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 113,424,735 and 115,470,485 shares, respectively	443	451
Additional paid-in capital	-	-
Notes receivable from stock option exercises	(10,391)	(11,143)
Accumulated other comprehensive loss	(40,856)	(48,586)
Appropriated retained earnings (deficit)	7,363	(5,338)
Retained earnings	657,386	684,845
Total Eaton Vance Corp. shareholders' equity	613,947	620,231
Non-redeemable non-controlling interests	1,702	1,725
Total permanent equity	615,649	621,956
Total liabilities, temporary equity and permanent equity	$1,920,755	$2,116,471

				Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2016	2016	2015	2016	2015
Equity assets - beginning of period(2)	$83,351	$90,013	$92,966	$90,013	$96,379
Sales and other inflows	3,906	3,831	3,965	7,738	8,479
Redemptions/outflows	(4,170)	(4,393)	(4,432)	(8,563)	(9,504)
Net flows	(264)	(562)	(467)	(825)	(1,025)
Exchanges	(5)	13	24	8	59
Market value change	5,471	(6,113)	4,644	(643)	1,754
Equity assets - end of period	$88,553	$83,351	$97,167	$88,553	$97,167
Fixed income assets - beginning of period(3)	52,756	52,373	47,417	52,373	46,062
Sales and other inflows	5,675	4,933	5,116	10,607	8,628
Redemptions/outflows	(3,090)	(4,177)	(2,511)	(7,266)	(4,946)
Net flows	2,585	756	2,605	3,341	3,682
Exchanges	17	30	5	47	79
Market value change	901	(403)	(337)	498	(133)
Fixed income assets - end of period	$56,259	$52,756	$49,690	$56,259	$49,690
Floating-rate income assets - beginning of period	32,676	35,619	38,648	35,619	42,009
Sales and other inflows	1,490	1,904	2,387	3,394	4,689
Redemptions/outflows	(2,719)	(3,428)	(3,433)	(6,148)	(8,388)
Net flows	(1,229)	(1,524)	(1,046)	(2,754)	(3,699)
Exchanges	(14)	(36)	(21)	(50)	(126)
Market value change	1,340	(1,383)	688	(42)	85
Floating-rate income assets - end of period	$32,773	$32,676	$38,269	$32,773	$38,269
Alternative assets - beginning of period	9,730	10,173	10,805	10,173	11,241
Sales and other inflows	614	1,220	782	1,834	1,629
Redemptions/outflows	(743)	(1,209)	(1,069)	(1,952)	(2,207)
Net flows	(129)	11	(287)	(118)	(578)
Exchanges	(1)	3	(4)	2	(18)
Market value change	119	(457)	68	(338)	(63)
Alternative assets - end of period	$9,719	$9,730	$10,582	$9,719	$10,582
Portfolio implementation assets - beginning of period	58,920	59,487	48,538	59,487	48,008
Sales and other inflows	5,176	5,768	3,435	10,944	6,098
Redemptions/outflows	(2,379)	(1,928)	(1,799)	(4,306)	(3,364)
Net flows	2,797	3,840	1,636	6,638	2,734
Exchanges	(3)	(11)	-	(14)	-
Market value change	4,418	(4,396)	2,705	21	2,137
Portfolio implementation assets - end of period	$66,132	$58,920	$52,879	$66,132	$52,879
Exposure management assets - beginning of period	65,146	63,689	57,294	63,689	54,036
Sales and other inflows	10,938	12,929	14,523	23,867	31,556
Redemptions/outflows	(12,626)	(10,122)	(10,196)	(22,749)	(24,482)
Net flows	(1,688)	2,807	4,327	1,118	7,074
Market value change	1,777	(1,350)	838	428	1,349
Exposure management assets - end of period	$65,235	$65,146	$62,459	$65,235	$62,459
Total fund and separate account assets -
beginning of period	302,579	311,354	295,668	311,354	297,735
Sales and other inflows	27,799	30,585	30,208	58,384	61,079
Redemptions/outflows	(25,727)	(25,257)	(23,440)	(50,984)	(52,891)
Net flows	2,072	5,328	6,768	7,400	8,188
Exchanges	(6)	(1)	4	(7)	(6)
Market value change	14,026	(14,102)	8,606	(76)	5,129
Total assets under management - end of period	$318,671	$302,579	$311,046	$318,671	$311,046

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2016	2016	2015	2016	2015
Fund assets - beginning of period(2)	$117,788	$125,934	$129,552	$125,934	$134,564
Sales and other inflows	6,977	8,258	7,755	15,235	16,369
Redemptions/outflows	(6,842)	(9,712)	(8,390)	(16,555)	(19,129)
Net flows	135	(1,454)	(635)	(1,320)	(2,760)
Exchanges	(6)	(55)	4	(60)	185
Market value change	4,985	(6,637)	3,240	(1,652)	172
Fund assets - end of period	$122,902	$117,788	$132,161	$122,902	$132,161
Institutional separate account assets -
beginning of period	120,197	119,987	107,547	119,987	106,443
Sales and other inflows	15,109	16,731	17,860	31,840	35,915
Redemptions/outflows	(14,735)	(12,112)	(12,501)	(26,847)	(28,899)
Net flows	374	4,619	5,359	4,993	7,016
Exchanges	436	(15)	-	420	(173)
Market value change	5,613	(4,394)	3,036	1,220	2,656
Institutional separate account assets -
end of period	$126,620	$120,197	$115,942	$126,620	$115,942
High-net-worth separate account assets -
beginning of period	23,999	24,516	22,594	24,516	22,235
Sales and other inflows	1,417	2,264	1,166	3,681	2,626
Redemptions/outflows	(2,055)	(1,140)	(792)	(3,194)	(1,413)
Net flows	(638)	1,124	374	487	1,213
Exchanges	(409)	70	(1)	(339)	(95)
Market value change	1,613	(1,711)	1,259	(99)	873
High-net-worth separate account assets -
end of period	$24,565	$23,999	$24,226	$24,565	$24,226
Retail managed account assets - beginning of period	40,595	40,917	35,975	40,917	34,493
Sales and other inflows	4,296	3,332	3,427	7,628	6,169
Redemptions/outflows	(2,095)	(2,293)	(1,757)	(4,388)	(3,450)
Net flows	2,201	1,039	1,670	3,240	2,719
Exchanges	(27)	(1)	1	(28)	77
Market value change	1,815	(1,360)	1,071	455	1,428
Retail managed account assets - end of period	$44,584	$40,595	$38,717	$44,584	$38,717
Total fund and separate account assets - beginning of period	302,579	311,354	295,668	311,354	297,735
Sales and other inflows	27,799	30,585	30,208	58,384	61,079
Redemptions/outflows	(25,727)	(25,257)	(23,440)	(50,984)	(52,891)
Net flows	2,072	5,328	6,768	7,400	8,188
Exchanges	(6)	(1)	4	(7)	(6)
Market value change	14,026	(14,102)	8,606	(76)	5,129
Total assets under management - end of period	$318,671	$302,579	$311,046	$318,671	$311,046

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in cash management funds.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2016	2016	Change	2015	Change
Equity(2)	$88,553	$83,351	6%	$97,167	-9%
Fixed income(3)	56,259	52,756	7%	49,690	13%
Floating-rate income	32,773	32,676	0%	38,269	-14%
Alternative	9,719	9,730	0%	10,582	-8%
Portfolio implementation	66,132	58,920	12%	52,879	25%
Exposure management	65,235	65,146	0%	62,459	4%
Total	$318,671	$302,579	5%	$311,046	2%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes balanced and multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2016	2016	Change	2015	Change
Open-end funds(2)	$72,486	$69,110	5%	$80,474	-10%
Private funds(3)	26,908	25,475	6%	26,465	2%
Closed-end funds(4)	23,508	23,203	1%	25,222	-7%
Institutional separate account assets	126,620	120,197	5%	115,942	9%
High-net-worth separate account assets	24,565	23,999	2%	24,226	1%
Retail managed separate account assets	44,584	40,595	10%	38,717	15%
Total	$318,671	$302,579	5%	$311,046	2%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes assets in NextShares funds.
(3) Includes privately offered equity, fixed income and floating-rate income loan funds and CLO entities.
(4) Includes unit investment trusts.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2016	2016	Change	2015	Change
Eaton Vance Management(2)	$139,534	$135,352	3%	$142,930	-2%
Parametric	160,935	150,488	7%	149,656	8%
Atlanta Capital	18,202	16,739	9%	18,460	-1%
Total	$318,671	$302,579	5%	$311,046	2%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries and Eaton Vance-sponsored funds and accounts managed by
Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

				Attachment 10
Eaton Vance Corp.
Average Annualized Effective Investment Advisory and Administrative Fee Rates by Investment Mandate (1)
(basis points on average managed assets)

	Three Months Ended	Three Months Ended		Three Months Ended
	April 30,	January 31,	%	April 30,	%
	2016	2016	Change	2015	Change
Equity	62.5	62.7	0%	63.6	-2%
Fixed income	39.6	41.0	-3%	42.8	-7%
Floating-rate income	51.4	52.3	-2%	52.3	-2%
Alternative	62.4	63.5	-2%	61.6	1%
Portfolio implementation	14.9	15.4	-3%	17.1	-13%
Exposure management	5.4	5.1	6%	5.5	-2%
Total	35.8	36.7	-2%	39.6	-10%

(1) Excludes performance fees received, which were negligible in all periods presented.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2016	2016	2015	2016	2015
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$205	$229	$234	$229	$227
Sales and other inflows	5	7	3	11	19
Redemptions/outflows	(4)	(21)	(4)	(25)	(10)
Net flows	1	(14)	(1)	(14)	9
Market value change	20	(10)	14	11	11
Eaton Vance sponsored funds - end of period	$226	$205	$247	$226	$247
Eaton Vance distributed separate accounts -
beginning of period(2)	$2,344	$2,440	$1,999	$2,440	$2,367
Sales and other inflows	22	4	284	26	384
Redemptions/outflows	(25)	(9)	(3)	(34)	(435)
Net flows	(3)	(5)	281	(8)	(51)
Market value change	216	(91)	121	125	85
Eaton Vance distributed separate accounts -
end of period	$2,557	$2,344	$2,401	$2,557	$2,401
Total Eaton Vance distributed - beginning of period	$2,549	$2,669	$2,233	$2,669	$2,594
Sales and other inflows	27	11	287	37	403
Redemptions/outflows	(29)	(30)	(7)	(59)	(445)
Net flows	(2)	(19)	280	(22)	(42)
Market value change	236	(101)	135	136	96
Total Eaton Vance distributed - end of period	$2,783	$2,549	$2,648	$2,783	$2,648
Hexavest directly distributed - beginning of period(3)	$10,533	$11,279	$12,749	$11,279	$14,101
Sales and other inflows	173	129	180	303	425
Redemptions/outflows	(442)	(329)	(683)	(771)	(2,024)
Net flows	(269)	(200)	(503)	(468)	(1,599)
Market value change	1,171	(546)	753	624	497
Hexavest directly distributed - end of period	$11,435	$10,533	$12,999	$11,435	$12,999
Total Hexavest assets - beginning of period	$13,082	$13,948	$14,982	$13,948	$16,695
Sales and other inflows	200	140	467	340	828
Redemptions/outflows	(471)	(359)	(690)	(830)	(2,469)
Net flows	(271)	(219)	(223)	(490)	(1,641)
Market value change	1,407	(647)	888	760	593
Total Hexavest assets - end of period	$14,218	$13,082	$15,647	$14,218	$15,647

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management revenue (and in some cases also distribution revenue) on these assets, which are included in the Eaton Vance consolidated results in Attachments 5 through 9.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5 through 9.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments
5 through 9.